Exhibit B-6(a)

Indexing Instructions:
The subject property is located
within Sections 1, 2, 3, 4, 5,
6 and 32 in Township 12 North,
Range 1 East, and Sections 7,
8, 11, 12 and 30 in Township 12
North, Range 2 East, Claiborne
County, Mississippi.


                  CLAIBORNE COUNTY, MISSISSIPPI

                               AND

                  SYSTEM ENERGY RESOURCES, INC.


                      AMENDED AND RESTATED
                   INSTALLMENT SALE AGREEMENT

                       __________________


                  Dated as of February 15, 1996

                       __________________

                           Relating To

            Pollution Control Revenue Refunding Bonds
       (System Energy Resources, Inc. Project) Series 1996

Prepared by:
John Hampton Stennis
Watkins Ludlam & Stennis, P.A.
633 North State Street
Jackson, MS  39202
(601) 949-4949
MS BAR NO. 7845

      THIS AMENDED AND RESTATED INSTALLMENT SALE AGREEMENT (hereinafter called the "Agreement") made and entered into as of February 15, 1996, by and between Claiborne County, Mississippi, a public body corporate and politic and a political subdivision of the State of Mississippi (the "Issuer"), and System Energy Resources, Inc., a corporation organized and existing under the laws of the State of Arkansas, duly qualified to do business as a corporation in the State of Mississippi (the "Company").

                           WITNESSETH:

     WHEREAS, the Issuer is authorized and empowered by the constitution and laws of the State of Mississippi, especially Sections 49-17-101 through 49-17-123, Mississippi Code of 1972, as amended (the "Pollution Control Act"), to acquire, purchase, construct, enlarge, expand and improve facilities for eliminating, mitigating, and/or preventing air and water pollution, including sewage and solid waste disposal facilities, to issue revenue bonds to defray the cost of such facilities, and to execute an agreement with an industry (as defined in the Pollution Control Act) for the sale of such facilities to such industry; and

    WHEREAS, pursuant to and in accordance with the provisions of the Pollution Control Act, the Issuer has heretofore on May 29, 1986, issued $90,000,000 principal amount of Claiborne County, Mississippi, Pollution Control Revenue Bonds (Middle South Energy, Inc. Project) Series E (the "Prior Bonds"), pursuant to an Indenture of Trust dated as of May 1, 1986, between the Issuer and Deposit Guaranty National Bank, as trustee (the "Prior
Indenture"); $90,000,000 principal amount of the Prior Bonds remain outstanding; and

     WHEREAS, the Prior Bonds were issued to defray the cost of acquiring an undivided 90% interest (the "Project") in certain air and water pollution control facilities and sewage and solid waste disposal facilities (collectively, the "Facilities") at the Grand Gulf Nuclear Station (the "Plant"), a nuclear electric generating plant located within Claiborne County, Mississippi, on Bald Hill Road approximately six to seven miles northwest of the City of Port Gibson, Mississippi; the Project was sold by the Issuer to Middle South Energy, Inc., now known as the Company, pursuant to an Installment Sale Agreement dated as of May 1, 1986, between the Issuer and the Company (the "Prior Agreement"); the Company is an "industry" as defined in the Pollution Control Act and is the owner of the Project; Entergy Operations, Inc., a Delaware corporation and an affiliate of the Company, is the operator of the Facilities and the Plant; and

     WHEREAS, the Issuer is authorized by Sections 31-15-21 through 31-15-27, Mississippi Code of 1972, as amended (the "Act") to issue revenue refunding bonds, the proceeds of which may be used, together with other funds to be made available therefor, to refund the outstanding Prior Bonds; and

     WHEREAS, at the request of the Company and pursuant  to  the
Act, a resolution duly adopted by the Governing Body of the Issuer on January 10, 1996 (the "Issuing Resolution") and the Indenture (hereinafter defined), the Issuer has authorized the issuance of its Pollution Control Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 1996 in the principal amount of $90,000,000 (the "Bonds") for the purpose of providing funds that, together with other funds to be made available therefor by the Company, will be used to refund all outstanding Prior Bonds, including the payment of any redemption premium due or to become due thereon, interest to accrue to the selected redemption date, and all expenses in connection with such refunding; and

     WHEREAS, the Issuer and the Company desire to confirm the sale of the Project by the Issuer to the Company and to effect the refunding of the Prior Bonds by the issuance of the Bonds and the lending of the principal proceeds thereof to the Company to provide funds for such purpose; and

      WHEREAS, the Bonds, the Trustee's Certificate of Authentication and Clerk's Validation Certificate are to be in substantially the form set out in Exhibit A to the Indenture, with appropriate variations, omissions and insertions as permitted or required by the Indenture; and

      WHEREAS,   the  Issuer  has  received  all  authorizations,
approvals and consents required to be obtained prior to its entry into this Agreement and the issuance of the Bonds; and

      WHEREAS, the Company has received all authorizations, approvals and consents required to be obtained prior to its entry into this Agreement; and

     WHEREAS, the Issuer and the Company desire to amend and restate the Prior Agreement in its entirety and each of its provisions by this Amended and Restated Installment Sale Agreement so as to provide for the lending of the proceeds of the Bonds to the Company to effect the refunding of the Prior Bonds;

     NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

                            ARTICLE I

                           DEFINITIONS

     SECTION 1.01. Definitions. In addition to the words and terms elsewhere defined in this Agreement or in the Indenture, the following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning:

      "Act"   shall  mean  Sections  31-15-21  through  31-15-27,
Mississippi Code of 1972, as amended.

     "Administration Expenses" shall mean the reasonable expenses incurred by the Issuer with respect to the Agreement, the Indenture and any transaction or event contemplated by the Agreement or the Indenture, including the fee of its counsel and the compensation and reimbursement of expenses and advances payable to the Trustee, including its compensation and expenses as Paying Agent and Bond Registrar.

     "Agreement" shall mean this Amended and Restated Installment Sale Agreement between the Issuer and the Company, relating to the Project, pursuant to which the Issuer shall lend the principal proceeds of the Bonds to the Company to be used to refund the Prior Bonds, and any and all modifications, alterations, amendments and supplements thereto.

    "Authorized Company Representative" shall mean each person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President, its Treasurer or its Secretary together with any Assistant Secretary.

     "Bond Counsel" shall mean a firm nationally recognized as bond counsel selected by the Company and acceptable to the Trustee.

     "Bond Fund" shall mean the fund created by Section 5.02 of the Indenture.

     "Bond"  or  "Bonds"  shall  mean  the  Issuer's  $90,000,000
principal  amount  Pollution  Control  Revenue  Refunding   Bonds
(System Energy Resources, Inc. Project) Series 1996 authorized to be issued under the Indenture.

     "Bond Registrar" shall mean the Trustee when acting as registrar in accordance with Section 2.05 of the Indenture. "Principal Office" of the Bond Registrar shall mean the office thereof designated in writing to the Issuer and the Trustee.

    "Clerk" shall mean the Clerk of the Governing Body.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. Each reference to a section of the Code herein shall be deemed to include the Internal Revenue Code of 1954, as amended and in effect prior to enactment of the Tax Reform Act of 1986, and the United States Treasury Regulations proposed or adopted thereunder, as the same may be in effect from time to time, to the extent the same are applicable to the Bonds or the use of proceeds thereof, unless the context clearly requires otherwise.

    "Company" shall mean System Energy Resources, Inc., a corpora tion organized and existing under the laws of the State of Arkansas and duly qualified to do business as a foreign corpora tion in the State of Mississippi, its successors and their assigns.

     "Event of Default" shall mean any event of default specified in Section 8.01 hereof.

     "Facilities" shall mean the real and personal properties, facilities, machinery and equipment currently existing at the Plant which are described in Exhibit A to this Agreement, as revised from time to time to reflect any changes therein, additions thereto, substitutions therefor and deletions therefrom permitted by the terms of this Agreement.

     "Governing Body" shall mean the Board of Supervisors of the Issuer.

     "Government Obligations" shall mean (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form), and
(b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations, or the custodian of such specific interest or principal payments, shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

     "Indenture" shall mean the Trust Indenture , dated as of February 15, 1996, between the Issuer and the Trustee, and any and all modifications, alterations, amendments and supplements thereto.

     "Investment Securities" shall mean any of the following obligations or securities which may be lawfully acquired under the laws of the State of Mississippi on which neither the Company nor the Issuer nor any of their respective affiliates or subsidiaries is the obligor, contingently or otherwise, (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign banks (which may include the Trustee, the Paying Agent and the Bond Registrar) having a combined capital and surplus of not less than $50,000,000; (c) bankers' acceptances drawn on and accepted by commercial banks (which may include the Trustee, the Paying Agent and the Bond Registrar)
having a combined capital and surplus of not less than $10,000,000; (d)(i) direct obligations of, (ii) obligations the principal of and interest on which are unconditionally guaranteed by, and (iii) any other obligations, the interest on which is excluded from gross income for purposes of federal income taxation issued by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision, agency, authority or other instrumentality of any of the foregoing, which, in any case, are rated by a nationally recognized rating agency in any of its three highest Rating Categories; (e) obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated by a nationally recognized rating agency in any of its three highest Rating Categories; and (g) corporate debt securities issued by cor porations having debt securities rated by a nationally recognized rating agency in any of its three highest Rating Categories.

    "Issuer" shall mean Claiborne County, Mississippi.

     "Loan Repayment" shall mean the payments required to be made by the Company pursuant to Section 5.02 of this Agreement.

     "Notice by Mail" or "notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of the Indenture mailed by first-class mail to the Owners of specified registered Bonds, at the addresses shown in the registration books maintained pursuant to Section 2.05 of the Indenture.

     "Notice by Publication" or "notice" of any action or condi tion "by Publication" shall mean publication of a notice meeting the requirements of the Indenture in a newspaper or financial journal of general circulation in The City of New York, New York, which carries financial news, is printed in the English language and is customarily published on each business day; provided, however, that any successive weekly or monthly publication of notice required hereunder may be made, unless otherwise expressly provided herein, on the same or different days of the week and in the same or different newspapers or financial journals; and provided, further, that if, because of the temporary or permanent suspension of the publication or general circulation of any newspaper or financial journal or for any other reason, it is impossible or impracticable to publish such notice in the manner herein described, then such publication in lieu thereof as shall be made with the approval of the Trustee (or, if there be no trustee hereunder, the Issuer) shall constitute a sufficient publication of such notice.

     "Outstanding," when used in reference to the Bonds shall mean, as on any particular date, the aggregate of all Bonds authenticated and delivered under the Indenture except:

     (a) those canceled on or prior to such date or delivered to or acquired by the Trustee on or prior to such date for cancellation;

    (b) those deemed to be paid in accordance with Article VII of the Indenture; and

    (c) those in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the Trustee and the Company is presented that such Bond is held by a bona fide holder in due course.

     "Owner" shall mean the person, which may be the Company, in whose name any Bond is registered upon the registration books maintained pursuant to Section 2.05 of the Indenture.

     "Paying Agent" shall mean the Trustee. "Principal Office of the Paying Agent" shall mean the principal office of the Trustee.

     "Plant" shall mean the Grand Gulf Nuclear Station located within the geographical limits of the Issuer on Bald Hill Road approximately six to seven miles northwest of the City of Port
Gibson, Mississippi, in Claiborne County, Mississippi.

    "President" shall mean the President of the Governing Body.

     "Project" shall mean the undivided 90% interest in the Facilities owned by the Company.

     "Rating Category" shall mean a generic securities rating category, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

     "Revenues and Receipts of the Issuer under the Agreement" shall mean all moneys assigned to and paid or payable to the Trustee, for the account of the Issuer, including the Loan Repayment and any payments pursuant to Section 9.01 of this Agreement, and all receipts of the Trustee which, under the provisions of the Indenture, reduce the amount of such payments.

    "State" shall mean the State of Mississippi.

     "Supplemental Indenture" shall mean any indenture of the Issuer modifying, altering, amending, supplementing or confirming the Indenture for any purpose, in accordance with the terms of the Indenture.

     "Trust Estate" shall mean at any particular time all right, title and interest of the Issuer in and to: (a) this Agreement (except its rights under Sections 5.04, 5.05, 5.06, 6.03 and 8.05 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications thereunder), including without limitation the
Revenues  and  Receipts of the Issuer under  the  Agreement;  and
(b) all moneys and obligations (other than Bonds) which at such time are deposited or are required to be deposited with, or are held or are required to be held by or on behalf of, the Trustee in trust under any of the provisions of the Indenture, including, without limitation, all amounts, deposits or securities and titles and interests which at such time are subject to the lien of the Indenture, except for moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VII of the Indenture and the Rebate Fund created under Section 5.09 of the Indenture.

    "Trustee" shall mean Simmons First National Bank, Pine Bluff,
Arkansas, as trustee under the Indenture, its successors in trust and their assigns.


                           ARTICLE II

                         REPRESENTATIONS

     SECTION 2.01.  Representations and Warranties of the Issuer.
The Issuer makes the following representations and warranties as the basis for the undertakings on the part of the Company herein contained:

          (a) The Issuer is a public body corporate and politic and a political subdivision of the State of Mississippi. Under the provisions of the Pollution Control Act and the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. The Issuer is duly authorized to execute and deliver this Agreement. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

          (b) The Issuer through issuance of the Prior Bonds provided funds for the acquiring, constructing, installing and equipping of the Project, and has sold the Project to the Company, which sale is hereby confirmed.

          (c) The Issuer will, upon the request and at the expense of the Company, cause the execution and delivery from time to time to the Company of such further instruments of conveyance as the Company deems to be necessary to effect or evidence the conveyance to the Company of all of its right, title and interest in the Project.

         (d) The Issuer has authorized the issuance of the Bonds on the terms set forth in the Indenture for the purpose of providing funds which, together with other funds available therefor to be provided by the Company, will be used to refund the Prior Bonds.

          (e) The Issuer has not assigned, and will not, except as otherwise required by mandatory provisions of law, assign its interest in this Agreement other than to secure the Bonds.

    SECTION 2.02.  Representations and Warranties of the Company.
The Company makes the following representations and warranties as the basis for the undertakings on the part of the Issuer herein contained:

          (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Arkansas, and is qualified to do business in the State of Mississippi, is not in violation of any provision of its Amended and Restated Articles of Incorporation, or its Bylaws, as amended, has power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein and has duly authorized the execution and delivery of this Agreement by proper corporate action.

          (b) The Facilities constitute a pollution control project of the type authorized and permitted by the Pollution
Control Act.

           (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company except any interests created herein.

         (d) The Securities and Exchange Commission has approved all matters relating to the Company's participation in the transactions contemplated by this Agreement which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any state.

          (e) The Bureau of Pollution Control, Mississippi Department of Natural Resources, in August, 1985, found and certified that the Facilities are necessary and that the design thereof will result in the elimination, mitigation and/or prevention of air and water pollution, and did certify that the Facilities, as designed, are in furtherance of the purpose of abating and controlling atmospheric pollutants and contaminants or water pollution.

          (f) The statements of fact and representations made by the Company in the Company's certificate in connection with the determination of the tax-exempt status of the interest on the Bonds are true and correct in all material respects.


                           ARTICLE III

                           THE PROJECT

     SECTION 3.01. Construction and Equipping of the Facilities and the Project. The Company represents that the Facilities and the Project have been acquired, constructed, installed and equipped by the Company in order to effectuate the purposes of the Pollution Control Act; the Issuer makes no representation or warranty with respect to the Facilities or Project or their suitability for any purpose.

     SECTION  3.02.  Sale of the Project Confirmed.   The  Issuer
confirms that pursuant to the Prior Agreement it has conveyed and vested in the Company all of the right, title and interest of the Issuer in the Project.

     SECTION 3.03. Maintenance of Project. The Company agrees that it shall, at its expense, so long as the Company is the owner of the Project and the Plant is in operation, cause the Project, and every element and unit thereof, to be maintained, preserved and kept in good repair, working order and condition, and from time to time to cause all needful and proper repairs, replacements, additions, betterments and improvements to be made thereto; provided, however, that the Company may discontinue the operation of, or reduce the capacity of, the Project, or any element or unit thereof, if, in the judgment of the Company, any such action is necessary or desirable in the conduct of the business of the Company, or if the Company is ordered so to do by any regulatory authority having jurisdiction in the premises, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale.

     The Company may at its own expense cause substitutions, modifications and improvements to be made to the Facilities from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Facilities.

     SECTION 3.04. Insurance Required. The Company agrees that the Project will be insured against loss or damage of such kinds and in such amounts, including without limitation, fire and extended coverage risks (including property insurance) in such amounts and covering such other risks as are customarily insured against by companies operating similar properties. Any provisions of this Agreement to the contrary notwithstanding, the Company shall be entitled to the proceeds of any insurance or condemnation award or portion thereof with respect to the Project and such shall be paid directly to the Company.


                           ARTICLE IV

                        ISSUANCE OF BONDS

    SECTION 4.01. Issuance of the Bonds. The Issuer shall issue the Bonds under and in accordance with the Indenture, subject to the provisions of any bond purchase agreement between the Issuer and the original purchaser or purchasers of the Bonds. The Company hereby approves the issuance of the Bonds and all terms and conditions thereof.

    SECTION 4.02. Disposition of Bond Proceeds. The proceeds of the issuance and sale of the Bonds, other than accrued interest, if any, paid by the initial purchaser or purchasers thereof, shall be paid to the Trustee for the Prior Bonds to be deposited into the bond fund established under the Prior Indenture for the Prior Bonds; such deposit shall constitute a loan of such principal proceeds to the Company. Any accrued interest shall be deposited into the Bond Fund, in accordance with the provisions of the Indenture.


                            ARTICLE V

          LENDING OF BOND PROCEEDS; PAYMENTS BY COMPANY

     SECTION 5.01. Lending of Bond Proceeds. Concurrently with the sale and delivery of the Bonds, the Issuer covenants and agrees that it will, upon the terms and conditions in this Agreement, lend to the Company an amount equal to the proceeds (other than accrued interest) of the Bonds. Pursuant to said covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article IV hereof.

     SECTION 5.02. Repayment of Loan. On or before 10:00 a.m. Central Standard Time on any date that principal of or interest on the Bonds is due as set forth in the Indenture, or 10:00 a.m. Central Standard Time on any date fixed for the unconditional redemption of any or all of the Bonds pursuant to the Indenture, the Company covenants and agrees to pay or to cause to be paid in lawful money of the United States of America to the Trustee for deposit in the Bond Fund, as a repayment of the loan made to the Company pursuant to Section 5.01 hereof, a sum equal to the amount payable on such payment date as principal (whether at maturity, upon redemption, upon acceleration or otherwise) of and redemption premium, if any, and interest on the Bonds as provided in the Indenture. Each payment made pursuant to this Section shall be made in immediately available funds at the principal corporate trust office of the Trustee.

    In the event that the payment of the principal of and accrued interest on the Bonds is accelerated under Section 8.02 of the Indenture, the Company covenants and agrees to pay, or cause to be paid, to the Trustee as provided above a sum equal to all the principal of and interest on the Bonds then Outstanding.

     Each payment pursuant to this Section shall at all times be sufficient to pay the amount of principal (whether at maturity, upon redemption, upon acceleration or otherwise) of and redemption premium, if any, and interest payable on the Bonds on the date that such payment is due; provided that the obligation of the Company to make any payment of the principal of or redemption premium, if any, and interest on the Bonds, whether at maturity, upon redemption, upon acceleration or otherwise, shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or redemption premium, if any, and interest on the Bonds.

    SECTION 5.03. Payments Assigned; Obligation Absolute. It is understood and agreed that all Loan Repayments to be made by the Company are, by the Indenture, to be pledged by the Issuer to the Trustee, and that all rights and interest of the Issuer hereunder (except for the Issuer's rights under Sections 5.04, 5.05, 5.06,
6.03 and 8.05 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications hereunder) are to be pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Repayments shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach under this Agreement, the Indenture or otherwise by the Issuer or the Trustee or any other party, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee or any other party, and, further, that the Loan Repayments shall continue to be payable at the times and in the amounts specified herein, whether or not the Facilities or the Plant, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities or the Plant shall be used or useful, and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities or the Plant, or for any other reason.

     SECTION 5.04. Payment of Expenses and Sums Required for Payment of Prior Bonds. The Company shall pay, or cause to be paid, all of the Administration Expenses of the Issuer, the payment of the compensation and the reimbursement of expenses and advances of the Trustee, any Paying Agent, and the Bond Registrar to be made directly to such entity. The Company shall pay, on or prior to the redemption date for the Prior Bonds, directly to the Trustee for the Prior Bonds for deposit in the Bond Fund as defined in and created under the Prior Indenture, funds sufficient, together with other funds available therefor, to refund all outstanding Prior Bonds, including the payment of any redemption premium due or to become due thereon, interest to accrue to the selected redemption date, and all expenses in connection with such refunding and redemption.

     SECTION 5.05. Indemnification. The Company will indemnify the Issuer and the Trustee against claims arising out of ownership and operation of the Project. The Company will also pay and discharge and will indemnify and hold harmless the Issuer from any lien or charge upon payments by the Company to the Issuer hereunder. If any such claim is asserted, or any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the Issuer or the Trustee, as the case may be, will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

     Under this Section 5.05, the Company shall also be deemed to release, indemnify and agree to hold harmless each employee, official or officer of the Issuer and the Trustee to the same extent as the Issuer and the Trustee.

     SECTION 5.06. Payment of Taxes; Discharge of Liens. The Company shall: (a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other county, municipal or governmental charges, levied or assessed by any federal, state, county or municipal government or political body upon the Issuer with respect to the Facilities or any part thereof or upon any amounts payable hereunder; and (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, any lien or charge upon any amounts payable hereunder, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon such amounts; provided that if the Company shall first notify the Issuer and the Trustee of its intention so to do, the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee shall notify the Company in writing that, in the opinion of counsel to the Issuer or the Trustee, by nonpayment of any such items the lien of the Indenture as to the amounts payable hereunder will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items.


                           ARTICLE VI

                SPECIAL COVENANTS AND AGREEMENTS

     SECTION 6.01 Maintenance of Corporate Existence. The Company shall maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge with or into another corporation; provided, however, that the Company may consolidate with or merge with or into, or sell or otherwise transfer all or substantially all of its assets (and may thereafter dissolve) to, another corporation, incorporated under the laws of the United States, one of the states thereof or the District of Columbia, if the surviving, resulting or transferee corporation, as the case may be (if other than the Company), prior to or simultaneously with such consolidation, merger, sale or transfer, assumes, by delivery to the Trustee of an instrument in writing satisfactory in form and substance to the Trustee, all the obligations of the Company hereunder.

    If consolidation, merger or sale or other transfer is made as permitted by this Section 6.01, the provisions of this Section
6.01 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 6.01.

    SECTION 6.02. Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each shall, upon the request of either, execute such application or applications.

    SECTION 6.03. Issuer's and Trustee's Access to Records. The Issuer and the Trustee shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the records of the Company relating to the Facilities and the Bonds during normal business hours for the purpose of making examinations and inspections of the same.

    SECTION 6.04. Arbitrage Covenant. The Issuer covenants that it shall take no action, and the Company covenants that it shall not take or direct or approve the Trustee's taking any action or making any investment or use of the proceeds of the Bonds, which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, including any proposed or final regulations thereunder that may be applicable to the Bonds at the time of such action, investment or use. The Company further covenants that: (a) all actions with respect to the Bonds required by Section 148(f) of the Code shall timely be taken; (b) it shall make all determinations required by paragraph (b) of
Section 4.06 of the Indenture and promptly provide notice to the Trustee of the same, together with supporting calculations; and
(c) it shall within twenty-five (25) days after (i) the calendar date which corresponds to the fifth anniversary of the issue date of the Bonds and each fifth anniversary thereof falling on or after the date of initial authentication and delivery thereof up to and including the final maturity of the Bonds, unless the final maturity, whether upon redemption in whole or at maturity, of such Bonds shall have occurred prior to such anniversary, and
(ii) such final payment, file with the Trustee a statement signed by an Authorized Company Representative to the effect that the Company is then in compliance with its covenants contained in clauses (a) and (b) of this sentence, together with supporting calculations; provided, however, that if the Company shall furnish an opinion of Bond Counsel to the Trustee to the effect that no further action by the Company is required for such compliance with respect to the Bonds, the Company shall not thereafter be required to deliver any such statements or calculations.

     SECTION 6.05. Use of Facilities. The Company shall cause the Facilities to continue to be used for the abatement or control of air and water pollution or for the disposal of sewage or solid waste.

     SECTION 6.06. Tax Exempt Status of Bonds. The Company covenants and agrees that it shall not take or authorize or permit any action to be taken, and has not taken or authorized or permitted any action to be taken, which adversely affects the exclusion of interest on the Bonds from gross income for purposes of federal income taxes pursuant to Section 103 of the Code. Without limiting the generality of the foregoing, the Company further covenants and agrees as follows:

          (a) No changes have been or will be made in the Facilities or the Project which in any way adversely affect the exclusion of interest on any of the Bonds from gross income for purposes of federal income taxation pursuant to Section 103 of the Code;

          (b) No action shall be taken that will cause the Bonds to be "federally guaranteed" as defined in Section 149(b) of the Code; and

          (c) No portion of the proceeds of the Bonds will be used to finance costs of issuance of the Bonds.


     SECTION 6.07. Issuer to Notify and Cooperate with Company. The Issuer hereby agrees: (a) to notify the Company in the event the tax-exempt status of the Bonds is questioned or otherwise investigated by the Internal Revenue Service, (b) to permit the Company, at its expense, to appoint counsel to represent the Issuer in connection with any such investigation and to instruct such counsel concerning the terms and conditions of any compromise, closing agreement or similar arrangement with the Internal Revenue Service concerning the tax-exempt status of the Bonds, and (c) to approve any such terms and conditions that are reached pursuant to Section 6.07(b).


                           ARTICLE VII

                 ASSIGNMENT, LEASING AND SELLING

     SECTION 7.01. By the Company. The Company's interest in this Agreement may be assigned in whole or in part, and the Project may be leased or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the condition that no assignment, lease or sale (other than as described in Section 6.01 hereof) shall relieve the Company from primary liability for its obligations under Section 5.02 hereof for Loan Repayment to the Issuer or for any other of its obligations hereunder, other than those obligations relating to the operation, maintenance and insurance of the Project which obligations (to the extent of the interest assigned, leased or sold and to the extent assumed by the assignee, lessee or purchaser) shall be deemed to be satisfied and discharged.

     After any lease or sale of any element or unit of the Project, or any interest therein, such element or unit, or interest therein, shall no longer be deemed to be part of the Project for the purposes of this Agreement.

     The  Company  shall,  within fifteen  (15)  days  after  the delivery  thereof, furnish to the Issuer and the Trustee  a  true
and   complete   copy  of  the  agreements  or  other   documents
effectuating any assignment,  lease or sale.

     SECTION  7.02.   Limitation.  This Agreement  shall  not  be
assigned nor shall the Project be leased or sold, in whole or  in part,  except as provided in this Article VII or in Section  6.01 hereof or in the Indenture.


                          ARTICLE VIII

                 EVENTS OF DEFAULT AND REMEDIES

     SECTION 8.01. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

          (a) a failure by the Company to make when due any payment required to be made pursuant to Section 5.02 hereof, which failure shall have resulted in an "Event of Default" under clause (a) or (b) of Section 8.01 of the Indenture.

          (b) a failure by the Company to pay when due any other amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Issuer and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued.

          (c) the expiration of a period of ninety (90) days following:

               (i) the adjudication of the Company as a bankrupt by any court of competent jurisdiction;

               (ii)      the  entry  of  an  order  approving   a
     petition seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America, or of any state thereof; or

               (iii) the appointment of a trustee or a receiver of all or substantially all of the property of the Company;

unless during such period such adjudication, order or appointment of a trustee or receiver shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect.

          (d) the filing by the Company of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by the Company to the appointment of a receiver or trustee of all or any part of its property; the filing by the Company of a petition or answer seeking reorganization, adjustment, composition or arrangement under the federal bankruptcy laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by the Company of a petition to take advantage of any insolvency act.

    SECTION 8.02. Force Majeure. The provisions of Section 8.01 hereof are subject to the following limitations: If by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the Government of the United States or of the State of Mississippi, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornados; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under
Section 5.02 hereof to make Loan Repayments and its obligations under Sections 5.05, 6.01, 6.04, 6.06 and 9.01 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

    SECTION 8.03.  Remedies on Default.

         (a) Upon the occurrence and continuance of any Event of Default described in clause (a), (c) or (d) of Section 8.01 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have become immediately due and payable pursuant to any action taken in accordance with Section 8.02 of the Indenture, the payments required to be paid pursuant to Section 5.02 hereof shall, without further action, become and be immediately due and payable.

         (b) Upon the occurrence and continuance of any Event of Default, the Issuer with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to come due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

          (c) Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

          (d) In case any proceeding taken by the Issuer or the Trustee on account of any Event of Default shall have been dis continued or abandoned for any reason, or shall have been determined adversely to the Issuer or the Trustee, then and in every case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceeding had been taken.

    SECTION 8.04. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article.

    SECTION 8.05. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred.

     SECTION 8.06. Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Company or the Issuer and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequence thereof.


                           ARTICLE IX

                 REDEMPTION OR PURCHASE OF BONDS

     SECTION 9.01. Redemption of Bonds. The Issuer shall take the actions required by the Indenture to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then Outstanding, upon receipt by the Issuer and the Trustee from the Company of a notice designating the principal amount of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption, which shall not be less than forty-five (45) days from the date such notice is given, and the applicable redemption provision of the Indenture. Unless otherwise stated therein or otherwise required by the Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Bonds are to be redeemed, or for the payment or redemption of which provision is to be made. The Company shall furnish to the Trustee, as a prepayment of the amounts due under
Section 5.02 hereof, sufficient moneys or Government Securities (as defined in the Indenture) in connection with any such redemption.

     SECTION 9.02. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing the Trustee to apply such moneys to the purchase in the open market of Bonds in the principal amount specified in such notice, and any Bonds so purchased shall thereupon be canceled by the Trustee.


                            ARTICLE X

                RECORDATION AND OTHER INSTRUMENTS

     SECTION  10.01.  Recording and Filing.   The  Company  shall
record and file, or cause to be recorded and filed, all documents and statements required or contemplated in Section 4.04 of the Indenture.

    SECTION 10.02. Photocopies and Reproductions. A photocopy or other reproduction of this Agreement may be filed as a financing statement pursuant to the Uniform Commercial Code, although the signatures of the Company and the Issuer on such reproduction are not original manual signatures.


                           ARTICLE XI

                          MISCELLANEOUS

    SECTION 11.01. Notices. Except as otherwise provided in this Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the Issuer, the Company or the Trustee. Copies of each notice, certificate or other communication given hereunder by or to the Company shall be mailed by registered or certified mail, postage prepaid, to the Trustee; provided, however, that the effectiveness of any such notice shall not be affected by the failure to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:

Company:  System  Energy Resources, Inc., P. O.  Box  61000,  New
Orleans, Louisiana 70161, Attention:  Treasurer.

Issuer: Claiborne County, Mississippi, Post Office Box 449,  Port
Gibson, Mississippi 39150, Attention:  Chancery Clerk.

Trustee:   Simmons  First National Bank, 501  Main  Street,  Pine
Bluff, Arkansas, 71601, Attention: Corporate Trust Department.

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 11.02. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable; the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

    SECTION 11.03. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 11.04. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), (ii) the Administration Expenses of the Issuer, and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid by the Trustee to the Company.

    SECTION 11.05. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to payment in full of the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated nor any provision waived, without the written consent of the Trustee which shall not be unreasonably withheld.

     SECTION  11.06.  Governing Law.   This  Agreement  shall  be
governed exclusively by and construed in accordance with the applicable internal laws of the State of Mississippi.

      SECTION 11.07. Authorized Company Representatives. An Authorized Company Representative shall act on behalf of the Company whenever the approval of the Company is required or the Company requests the Issuer to take some action, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

     SECTION 11.08. Term of the Agreement. This Agreement shall be in full force and effect from the date hereof until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, determined and become void in accordance with Article VII of the Indenture and until all payments required under this Agreement shall have been made.

     SECTION 11.09. No Personal Liability. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

     SECTION 11.10. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that any obligation of the Issuer created by or arising out of this Agreement shall be payable solely out of the revenues derived from this Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Agreement by the Issuer shall impose, a pecuniary liability upon the Issuer or a charge upon the general credit or against taxing power of the Issuer, the State, or any political subdivision thereof.

     SECTION 11.11. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first written.

                                 CLAIBORNE COUNTY, MISSISSIPPI



                                 By:_________________________________
                                    President, Board of Supervisors

Attest:



_________________________________
Clerk, Board of Supervisors


                                 SYSTEM ENERGY RESOURCES, INC.



                                 By: _______________________________


Attest:



______________________________

                            Exhibit A


                    DESCRIPTION OF FACILITIES


                               I.

     The Facilities comprise the following:

                      Liquid Waste Systems

     1. Portion of Reactor Water Cleanup System which collects backwash liquid waste which would normally go to drains, and which includes pumps, heat exchangers, filter demineralizers, strainers and tanks necessary to provide continuous purifying treatment of the reactor water.

     2. Portion of the Liquid Radwaste System which includes three primary subsystems (equipment drains, floor drains, and chemical waste processing) which are designed to control, collect, store, process, treat and dispose of low-level radioactive liquid wastes.

     3. Portion of Auxiliary Building allocable to liquid waste systems.

     4. Portion of Radwaste Building allocable to liquid waste systems.

     5. Chemical and waste storage basins, constructed of reinforced concrete with a two-foot curb around all sides, and surrounded by a chain link fence, used to collect and store, before shipment and disposal off-site, containerized non-radioactive liquid waste consisting of cleaning solvents, laboratory chemical wastes, oils and similar liquid wastes.

     6. Portion of circulating Water System, consisting of facilities for control of thermal pollution of the Mississippi River through the use of a closed-loop natural draft cooling tower, a pumphouse, blowdown and make-up water facilities, sodium hypochlorite and sulphuric acid removal systems, associated plumbing and electrical equipment, and related facilities, to provide cooling water to the condenser which in turn condenses exhaust steam discharged from the turbine.

     7. Radial Well System, comprised of facilities to provide additional makeup water to the circulating water system, including a large reinforced concrete caisson, installed vertically, that extends into the alluvial sediments adjacent to the Mississippi River. Cooling tower make-up water will be derived from the Mississippi by means of induced filtration and will enter the caissons through horizontal screened pipes extending radially from the caisson into the alluvial sediments.

     8. Site Runoff Waste Water Treatment System, consisting of concrete canals, catch basins, culverts, manholes, piping, chutes and chute spillways that collect waste water and convey it to Sediment Basins A & B, and the earthen dams with concrete weirs that form the perimeter of the Sediment Basins. These basins remove suspended solids by a settling process and also provide for storage and monitoring of the waste water.

     9. Oily Waste System which will collect nonradioactive oily wastes from stabilizing sumps in several buildings.

     10. Chemical Waste System which will collect and neutralize chemical wastes contained in nonradioactive water from the make-up water treatment system and blow-down facilities.

     11. Sediment Retention System, comprised of wastewater discharge basin to receive low volume wastewater and original temporary piping installed to remove wastewater contaminants induced during construction.

                      Gaseous Waste Systems

     1. Gaseous Radwaste Management System designed to control air pollution, consisting of an Off-gas System, a Radwaste
Building Filter System, an Auxiliary Building Filter System and a
Containment Building Filter system. Includes exhaust filters, fans, ducts, radiation monitors and related facilities to collect, filter and discharge exhaust air.

     2. Portion of the Off-Gas Building, the Radwaste Building and the Auxiliary Building allocable to the Gaseous Radwaste
Management System.

     3. Portion of the Turbine Building Ventilation System consisting of heating, ventilation and cooling systems designed to provide an environment with controlled temperature and humidity. Included in the financeable cost is the exhaust collection and exhaust ductwork, exhaust filters, fans and radiation monitors.

     4. Sky-shine Shielding System consisting of structures designed to control air pollution by limiting offsite emissions of direct radiation from the Plant.

                Environmental Testing Facilities

     Environmental Monitoring Facility, which gathers biological, soil, air and water samples from points both close to and more distant from the Plant, and subjects them to analyses, and includes the Environmental Surveillance Facility, consisting of office and laboratory space used for sample preparation and analysis, sample storage, and hazardous waste processing, which monitors, analyzes and evaluates performance of the air and water pollution control facilities and solid waste disposal facilities, as well as Salt Deposition Analysis facilities.

                       Solid Waste Systems

     1. Portion of Radwaste Building allocable to solid waste systems that collect, store, package, and prepare radioactive solid waste and solidified liquid waste for offsite shipment and permanent disposal.

     2. Spent fuel storage and handling facilities consisting of portion of cost of spent fuel transfer canal, spent fuel pool, liners and high density fuel storage racks in the spent fuel pool, additional spent fuel pool cooling and cleaning capacity, spent fuel platform, shipping cask pool, spent fuel cask handling area, cask washdown area, 150-ton crane, spent fuel cask loading bay and equipment and railroad spur from Auxiliary Building to main track, and related portion of Auxiliary Building allocable to spent fuel storage and handling facilities.

                         Sewage Systems

     Facilities for Energy Services Center designed to treat and dispose of sewage which facilities consist of all sanitary waste piping in Energy Services Center and sanitary waste pipe from Center to Treatment Plant.




                               II.

     The Facilities are situated upon the following land in Claiborne County, Mississippi:

     The Grand Gulf Nuclear Station located within the geographical limits of the Issuer approximately six to seven miles northwest of Port Gibson in District 2, Claiborne County, Mississippi, situated in Sections 1,
     2, 3, 4, 5, 6 and 32, Township 12 North, Range 1 East and Sections 7, 8, 11, 12 and 30, Township 12 North,
     Range 2 East.

STATE OF MISSISSIPPI

COUNTY OF CLAIBORNE

     Personally appeared before me, the undersigned authority in and for the above county and state, within my jurisdiction, the within named Charles L. Johnson and Frank Wilson, duly identified before me, who acknowledged that they are President and Clerk, respectively, of the Board of Supervisors of Claiborne County, Mississippi, and being authorized so to do for and on behalf of and as the act and deed of Claiborne County, Mississippi, signed, sealed and delivered the above and foregoing instrument as of the day and year therein mentioned.

     GIVEN under my hand and official seal on this the ____ day of February, 1996.



                                 _____________________________________
                                          NOTARY PUBLIC

My Commission Expires:

_____________________
(Affix Official Seal)

STATE OF LOUISIANA

PARISH OF ORLEANS

     Personally appeared before me, the undersigned authority in and for the above parish and state, ______________________________ and _____________________________,
duly identified before me as the __________________ and _________________, respectively, of System Energy Resources, Inc., a corporation organized under the laws of the State of Arkansas, who each acknowledged to me that they being authorized so to do for and on behalf of and as the act and deed of System Energy Resources, Inc. signed and delivered the above and foregoing instrument as of the day and year therein mentioned.

     GIVEN under my hand and official seal on this the ____ day of February, 1996.


                                   ___________________________________
                                           NOTARY PUBLIC


My Commission Expires:

_____________________
(Affix Official Seal)